EXHIBIT 99.2

IEC Electronics Corp.

Unaudited Pro Forma Condensed Consolidated

Statements of Operations

The following unaudited pro forma condensed consolidated statements of operations have been prepared to give effect to IEC Electronics Corp.’s (“IEC”) acquisition of General Technology Corporation on December 15, 2009, using the acquisition method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated statements of operations. These unaudited pro forma statements of operations were prepared as if the Acquisition had been completed on October 1, 2008.

IEC’s fiscal year end is September 30, whereas General Technology Corporation’s fiscal year end has been December 31.  The unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2008, includes the historical statements of operations of IEC for the same period and the historical statement of operations of General Technology Corporation for the last 3 months of fiscal 2008 plus the first 9 months of fiscal 2009.   The unaudited pro forma condensed consolidated statement of operations for the three months ended December 25, 2009, includes the historical statements of operations of IEC and General Technology Corporation for the same three month period.

The unaudited pro forma condensed consolidated statements of operations are based upon the respective historical financial statements of IEC and General Technology Corporation after giving effect to the acquisition.  These unaudited pro forma condensed consolidated statements of operations should be read in conjunction with: (i) IEC’s Quarterly Report on Form 10-Q for the quarter ended December 25, 2009, filed on February 5, 2010; (ii) IEC’s Annual Report on form 10-K for the year ended September 30, 2009, filed on November 13, 2009; (iii) General Technology Corporation’s audited financial statements for the years ended December 15, 2009 and December 31, 2008, included in this Form 8-K/A as exhibit 99.1; and (v) the accompanying notes to the unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated statements of operations include adjustments which are based upon preliminary estimates.  The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon actual net working capital acquired as detailed in the acquisition agreement.  Accordingly, final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The unaudited pro forma condensed consolidated statements of operations are intended for informational purposes only and, in the opinion of management, are not indicative of the results of operations of IEC after the Acquisition or the results of operations had the Acquisition actually been effected as of the date indicated, nor are they indicative of future results of operations.

The unaudited pro forma condensed consolidated statements of operations do not include potential cost savings from operating efficiencies or synergies that may result from the Acquisition.

IEC Electronics Corp.
Pro Forma Condensed Consolidated
Statement of Operations in thousands
For Fiscal Year Ended
 September 30, 2009

	IEC Electronics	GTC		Pro Forma		Pro Forma
	12 months ended	12 months ended
	30-Sep-2009	30-Sep-2009	Combined	Adjustments		Combined

Net Sales	67,811	25,544	93,355	(284)	a	93,071

Total Cost of Sales	56,985	20,528	77,513	(311)	b	77,202
Total Selling and Administration Expense	6,007	2,957	8,964	(177)	c	8,787
Total Other (Income)/Expense	(287)	10	(277)	162	d	(115)
Interest Expense	389	217	606	484	e	1,090
Net Income before Income Taxes	4,717	1,832	6,549			6,107

(Benefit from) Income Taxes	(238)	641	403	(155)	x	248
Net Income	4,955	1,191	6,146			5,859

Basic Net Earnings Per Share	0.57					0.67
Average Shares Outstanding (000's)	8,729			68	f	8,797

Diluted Net Earnings Per Share	0.52					0.61
Average Shares Outstanding (000's)	9,554			68	f	9,622

IEC Electronics Corp.
Pro Forma Condensed Consolidated
Statement of Operations in thousands
For the Three Months Ended
December 25, 2009

	IEC Electronics	GTC		Pro Forma		Pro Forma
	25-Dec-2009	25-Dec-2009	Combined	Adjustments		Combined

Net Sales	18,060	5,711	23,771	(73)	g	23,698

Total Cost of Sales	15,247	4,707	19,954	9	h	19,963
Total Selling and Administration Expense	1,500	618	2,118	(7)	i	2,111
Total Other (Income)/Expense	59	1	60	(69)	j	(9)
Interest Expense	95	30	125	126	k	251
Net Income before Income Taxes	1,159	355	1,514			1,382

(Benefit from) Income Taxes	406	124	530	(46)	x	484
Net Income	753	231	984			898

Basic Net Earnings Per Share	0.09					0.10
Average Shares Outstanding (000's)	8,829			68	l	8,897

Diluted Net Earnings Per Share	0.08					0.09
Average Shares Outstanding (000's)	9,526			68	l	9,594

IEC Electronics, Corp.
Form 8-K/A

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The unaudited pro forma condensed consolidated statements of operations included herein have been prepared in accordance with the rules and regulation of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1.           BASIS OF PRO FORMA PRESENTATION

On December 15, 2009, IEC Electronics Corp. (“IEC”) acquired all of the stock of General Technology Corporation. The acquired business enables IEC to substantially enhance the Company’s sales mix with an owned facility in Albuquerque, New Mexico. General Technology Corporation’s interconnect expertise, supported by a solid management team, supplements the Company’s core market sectors in Military/Aerospace and Industrial marketplace.

The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2009, and for the three months ended December 25, 2009 give effect to the Acquisition as if it had occurred on October 1, 2008. The unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2009, combines the results of operations of IEC for its fiscal year ended September 30, 2009 and General Technology Corporation for its twelve months ended September 30, 2009. The unaudited pro forma condensed consolidated statement of operations for the three months ended December 25, 2009 combines the results of operations of IEC and General Technology Corporation for the three months ended December 25, 2009.

2.	PURCHASE PRICE ALLOCATION

The purchase price for the GTC acquisition was $15.1 million, which includes a post closing working capital adjustment of approximately $.9 million, funded by senior bank debt. The purchase price may be increased or decreased depending upon a final working capital reconciliation.

Under the acquisition method of accounting, the company is required to measure and recognize the fair value of assets acquired and liabilities assumed. The company is then required to measure and recognize goodwill or a gain from a bargain purchase, as the excess of consideration transferred at the acquisition date over the fair values of identifiable net assets acquired. The fair value of acquired equipment and identifiable intangible assets, if any, is provisional pending receipt of the final valuations for those assets. The fair value of land, building and equipment was based in part on reports from a certified general real estate appraiser and a certified manufacturing equipment appraiser. The following table represents the fair value of each identifiable asset acquired and liability assumed as of December 15, 2009:

(Dollars in thousands)	At December 15, 2009

Current Assets	$8,458
Property and Equipment	8,661
Other/Intangible Assets	360
Total assets acquired	17,479

Current Liabilities	2,268
Long Term Liabilities	100
Total liabilities acquired	2,368

Net assets acquired	15,111
Cash paid to Sellers via acquisition of debt	$15,111

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3.            PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated statements of operations give effect to the following pro forma adjustments:

STATEMENT OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 2009

a.	Elimination of related party sales [-284].

b.	Incremental depreciation on appraised fair value of GTC assets, half year convention [-2].

Amortization of intangible [36].

Incremental incentive expense  for senior and middle management successful achievement of performance goals [48].

Elimination of related party cost of goods sold [-393].

c.	Incremental travel and meal expenses associated with executive management, engineering, and I/T support necessary during initial period following the acquisition [50].

Incremental information technology cost related to connectivity to other sites and incremental I/T support personnel to facilitate the consolidation of the business [75].

Incremental incentive expense  for senior and middle management successful achievement of performance goals [72].

Elimination of related party allocation of corporate SG&A expense [-374].

d.	Other acquisition period expenses [162]. Includes costs of attorneys, auditors, and banks associated with due diligence and activities related to the acquisition closing.

e.
Represents incremental interest of [681] resulting from the $15.1 million GTC acquisition.  Average debt balances are determined based upon the scheduled repayment terms of the term loan and mortgage loan and other scheduled loans.  Incremental interest is calculated based on an average rate of 4.25%.

Amortization of commitment fee [15].

Elimination of related party financing expense [-212].

f.	Retention shares for key management.

x.	To reflect the tax effect of the pro forma adjustments at a tax rate of 35%.

STATEMENT OF OPERATIONS
FISCAL QUARTER ENDED DECEMBER 25, 2009

g.	Elimination of related party sales [-73].

h.	Incremental depreciation on appraised fair value of GTC assets, half year convention [92].

Amortization of intangible [9].

Incremental incentive expense  for senior and middle management successful achievement of performance goals [12].

Elimination of related party cost of goods sold [-104].

i.	Incremental travel and meal expenses associated with executive management, engineering, and I/T support necessary for New Mexico operation [10].

Incremental information technology cost related to connectivity to other sites and incremental I/T support personnel to maintain connection and functionality of systems at New Mexico facility [20].

Incremental incentive expense  for senior and middle management successful achievement of performance goals [18].

Elimination of related party allocation of corporate SG&A expense [-55].

j.	Other acquisition period expenses [69]. Includes costs of attorneys, auditors, and banks associated with due diligence and activities related to the acquisition closing.

k.
Represents incremental interest of [151] resulting from the $15.1 million GTC acquisition.  Average debt balances are determined based upon the scheduled repayment terms of the term loan and mortgage loan and other scheduled loans.  Incremental interest is calculated based on an average rate of 4.25%.

Amortization of commitment fee [4].

Elimination of related party financing expense [-29].

l.	Retention shares for key management.

x.	To reflect the tax effect of the pro forma adjustments at a tax rate of 35%.